UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

May 12, 2017

Date of Report (Date of earliest event reported)

Energy XXI Gulf Coast, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38019	20-4278595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1021 Main, Suite 2626 Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(713) 351-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Energy XXI Gulf Coast, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on May 10, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2017 Annual Meeting of Stockholders held on May 10, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision as to the frequency of future shareholder advisory votes regarding the compensation of the Company’s named executive officers. Except as set forth herein, no other modifications have been made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

As previously disclosed in the Original Form 8-K, in a non-binding advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (say on pay) held at the Annual Meeting, 26,568,222 shares voted for one year, 333 shares voted for two years, 9,820 shares voted for three years, 469,562 shares abstained and there were 2,078,238 broker non-votes. In accordance with these results and its previous recommendation (as set forth in the definitive proxy statement for the Annual Meeting), the Board of Directors of the Company has determined that the Company will hold future say on pay votes every year until the next advisory vote on the frequency of say on pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY XXI GULF COAST, INC.

By:	/s/ Douglas E. Brooks
Douglas E. Brooks Chief Executive Officer and President

Dated: May 17, 2017